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                                                            Exhibit 10.35


                          AMENDMENT NO. 3
                          TO THE RESTATED
                        ANGELICA CORPORATION
                   STOCK BONUS AND INCENTIVE PLAN

The Restated Angelica Corporation Stock Bonus and Incentive Plan, as amended by Amendment No. 1 dated March 28, 1996 and Amendment No. 2 dated March 25, 1998 (as amended, the "Plan"), is hereby further amended effective August 1, 1999 as follows:

     1. Section 2.1(w) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               "(w) "Retirement" means termination of employment with the Group by a Participant who has either attained the age of 62 or, alternatively, attained the age of 55 and completed at least ten years of service with the Group. Years of service for this purpose shall be determined under those terms of the Angelica Corporation Pension Plan, as amended, which apply to vesting."

     2. Section 9.7 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

          "9.7    TERMINATION OF EMPLOYMENT DUE TO RETIREMENT.  If a
          Participant's employment with all members of the Group is terminated by reason of the Participant's Retirement at the age of 62 or older on the date of such Retirement, the Matching Shares that remain unvested on the date of such Retirement will fully vest and the Periods of Restriction applicable to the Participant's Matching Shares and Elected Shares shall terminate automatically. If a Participant's employment with all members of the Group is terminated by reason of the Participant's Retirement ( as defined in Section 2.1(w) of this Plan) prior to the age of 62 on the date of such Retirement, the Matching Shares that remain unvested shall fully vest but the applicable Periods of Restriction on both the Matching Shares and the Elected Shares shall continue until the respective expiration dates of such Periods of Restriction; provided, however, that if the Participant dies after such Retirement but before the end of the applicable Periods of Restriction, the Periods of Restriction applicable to the deceased Participant's Matching Shares and Elected Shares shall terminate automatically. Upon the termination or expiration of the applicable Periods of Restriction, the Matching Shares and Elected Shares subject thereto shall thereupon be free of restrictions and freely transferable by the Participant except as otherwise provided pursuant to Section 9.3 of the Plan."






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     3.   Section 13 of the Plan is deleted in its entirety and the
following is substituted in lieu thereof:

                            "SECTION 13

                          TAX WITHHOLDING

               The Company shall be entitled to withhold, or require the Participant to remit to the Company, any amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the Participant notice as far in advance as is practicable of the amount of tax required to be withheld. The Company may defer making payment or delivery as to any benefit due under the Plan until any such tax withheld or the Participant remits an amount equal to the tax required to be withheld. The Participant may, by notice to the Company at the time the requirement for such tax withholding is first established, elect to have such withholding obligation satisfied by the reduction in the number of shares of capital stock of the Company that would otherwise be deliverable to the Participant under the Plan, with the reduction to be calculated based upon the average of the high and low market prices of the Company's stock on the New York Stock Exchange or such other national securities exchange upon which the Company's stock is then listed."

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 21st day of October, 1999.
                 ----

                             ANGELICA CORPORATION


                             By /s/ Don W. Hubble
                                -----------------------------------
                                  Don W. Hubble
                                  Chairman, President and CEO

ATTEST:



/s/ Steven L. Frey
-------------------------
Steven L. Frey
Secretary


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